                                  Exhibit 11


                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE




                                                                          Six months ended   Six months ended
                                                                               June 30,         June 30,
                                                                                2000              1999


Net income                                                                   $(2,691,549)      $   157,682

Basic:

Weighted average number of common shares outstanding                          24,566,510        18,008,426


Diluted:

Weighted average number of common shares outstanding                          24,566,510        18,008,426
Weighted average common equivalent shares                                             --               636

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                           24,566,510        18,009,062

Net income per share
        Basic                                                                $     (0.11)      $      0.01
                                                                             ===========       ===========
        Diluted                                                              $     (0.11)      $      0.01
                                                                             ===========       ===========



                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE



                                                                         Three months ended  Three months ended
                                                                               June 30,          June 30,
                                                                                2000               1999


Net income                                                                   $(1,112,178)      $    54,692

Basic:

Weighted average number of common shares outstanding                          24,785,659        18,011,725


Diluted:

Weighted average number of common shares outstanding                          24,785,659        18,011,725
Weighted average common equivalent shares                                             --               636

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                           24,785,659        18,012,361

Net income per share
        Basic                                                                $     (0.04)      $      0.00
                                                                             ===========       ===========
        Diluted                                                              $     (0.04)      $      0.00
                                                                             ===========       ===========

